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                                                                    EXHIBIT 21.1


                       SYSTEMSOFT CORPORATION SUBSIDIARIES

NAME OF SUBSIDIARY                  JURISDICTION OF INCORPORATION      OWNERSHIP
------------------                  -----------------------------      ---------
SystemSoft Japan Corporation        Delaware                           100% owned by SystemSoft Corporation

SystemSoft Taiwan Corporation       Massachusetts                      100% owned by SystemSoft Corporation

SystemSoft Colorado Corporation     Delaware                           100% owned by SystemSoft Corporation

Yellow Rose Corporation             Delaware                           100% owned by SystemSoft Corporation

SystemSoft K.K.                     Japan                              80.02% owned by SystemSoft Japan
                                                                       Corporation

Pacific SystemSoft K.K.             Japan                              100% owned by SystemSoft Corporation





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